Exhibit 23.2





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of Fred Meyer, Inc. (the "Registrant") of our report dated January 27, 1997, with respect to the consolidated financial statements of Smith's Food & Drug Centers, Inc., a subsidiary of the Registrant, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 28, 1996, filed with the Securities and Exchange Commission and as amended by Forms 10-K/A dated April 7, 1997 and August 6, 1997.



                                       ERNST & YOUNG LLP

Salt Lake City, Utah
September 5, 1997